EXHIBIT 99.2

Independent Auditors’ Report

To the Board of Directors of Tetra Holding GmbH:

We have audited the accompanying consolidated balance sheet of Tetra Holding GmbH and subsidiaries as of December 31, 2004 and the related consolidated statements of operations, cash flows, and changes of stockholders’ equity for the period ended December 31, 2004. The consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tetra Holding GmbH and subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for the period ended December 31, 2004, in conformity with generally accepted accounting principles in Germany.

Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature of such differences is presented in note 6 to the consolidated financial statements.

Bremen, Germany

March 24, 2005

KPMG Deutsche Treuhand-Gesellschaft

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

Tetra Holding GmbH

Consolidated Balance Sheet – German GAAP

A s s e t s
	December 31, 2004
	TEUR	TEUR
A. Fixed assets
I. Intangible assets
1. Franchises, industrial property rights and similar rights and assets, and licences for such rights and assets	8,935
2. Positive goodwill	139,255
3. Negative goodwill	– 1,069

		147,121
II. Property, plant and equipment
1. Land, rights similar to land, and buildings, including buildings on land not owned	10,362
2. Technical plant and machinery	11,025
3. Other plant, operational and office equipment	2,707
4. Advance payments and construction in progress	633

		24,727
III. Financial assets
Other loans		3,624

B. Current assets
I. Inventories
1. Raw materials and supplies	4,881
2. Work in process	1,434
3. Finished products and merchandise	13,025

		19,340
II. Accounts receivable and other assets
1. Trade accounts receivable	20,488
2. Other assets	2,230

		22,718
III. Checks, cash in hand and at banks		6,838

C. Deferred tax assets		9,008

D. Prepaid expenses and deferred charges		5,225

		238,601

Tetra Holding GmbH

Consolidated Balance Sheet – German GAAP (continued)

L i a b i l i t i e s   a n d   s t o c k h o l d e r s '   e q u i t y

	December 31, 2004
	TEUR	TEUR
A. Stockholders' equity
I. Subscribed capital	25
II. Additional paid-in capital	15,793
III. Translation difference reserve	– 5,203
IV. Accumulated deficit brought forward	– 7,954
V. Group loss for the year	– 613

		2,048

B. Accrued expenses
1. Reserves for pensions and similar obligations	5,209
2. Accrued taxes	1,186
3. Deferred tax accruals	6,717
4. Other accrued expenses	7,736

		20,848

C. Liabilities
1. Liabilities to banks	202,852
2. Trade accounts payable	8,185
3. Liabilities to stockholders	0
4. Other liabilities	4,656
—thereof taxes TEUR 1,056—
—thereof social security TEUR 926—

		215,693

D. Deferred income		12

		238,601

Tetra Holding GmbH

Consolidated Statement of Operations – German GAAP

2004
TEUR

1. Revenues	186,443
2. Cost of sales	84,630

3. Gross profit	101,813
4. Selling expenses	53,265
5. General and administrative expenses	18,337
6. Other operating income	4,973
7. Other operating expenses	9,801
8. Other interest and similar income	155
9. Interest and similar expenses	20,715

10. Result from ordinary operations	4,823
11. Taxes on income	– 5,436

12. Group loss for the year	– 613

Tetra Holding GmbH

Consolidated Statement of Changes in Stockholders’ Equity – German GAAP

	Subscribed capital	Additional paid-in capital	Accumulated deficit	Translation difference reserve	Stockholders’ equity
	TEUR	TEUR	TEUR	TEUR	TEUR
Balance at January 1, 2004	25	15,793	– 7,954	– 3,781	4,083
Group loss for the year	0	0	– 613	0	– 613
Other group earnings items	0	0	0	– 1,422	– 1,422

Balance at December 31, 2004	25	15,793	– 8,567	– 5,203	2,048

Tetra Holding GmbH

Consolidated Statement of Cash Flows – German GAAP

2004 TEUR
Result from ordinary operations before taxation	4,823
Depreciation and amortisation of other non-current assets	11,662
Loss on disposal of other non-current assets	126
Other non-cash income and expense items (including foreign exchange effects)	2,204
Interest Expense	20,637
Change in provisions	48
Change in inventories	840
Change in trade and other receivables	-19
Change in trade payables and other liabilities	1,649
Income taxes paid	-4,640

Cash inflow from operating activities	37,330

Investments in intangible assets	-1,234
Investments in property, plant and equipment	-2,532
Proceeds from the disposal of property, plant and equipment	18

Cash outflow from investing activities	-3,748

Proceeds from bank loans	213,400
Repayment of bank loans	-146,698
Repayment of loan from shareholders	-73,434
Change in short-term loans	-2,263
Interests paid	-25,614

Cash outflow/inflow from financing activities	-34,609

Effect of exchange rate	-145

Changes in cash and cash equivalents	-1,172

Cash and cash equivalents as at January 1, 2004	8,010

Cash and cash equivalents as at December 31, 2004	6,838

Tetra Holding GmbH

Notes to the Consolidated Financial Statements

December 31, 2004

I. Preliminary remarks

The following stockholders hold the interests in the parent company, Tetra Holding GmbH:

	EUR	%
Triton Managers Limited, St. Helier, Jersey, British Channel Islands	11,150	44.60
BGLD Managers Limited, St. Helier, Jersey, British Channel Islands	4,950	19.80
AXA Private Equity Fund II-A, Paris, France	4,100	16.40
AXA Private Equity Fund II-B, Paris, France	1,300	5.20
Harald Quandt Holding GmbH, Bad Homburg	100	0.40
Tetra Manager Beteiligungsgesellschaft mbH, Melle	3,400	13.60

	25,000	100.00

Tetra Holding GmbH serves as the ultimate holding company within the Tetra Group. It accordingly prepares the consolidated financial statements for the entire Group and holds as parent company all of the interests in Tetra HoldCo GmbH & Co. KG, which in turn acts as the holding company for the interests in the operative company, Tetra GmbH, and the holding company, Tetra International Holding GmbH. All of the group staff functions in the finance, human resources, legal, EDP, purchasing and research areas are bundled in Tetra HoldCo GmbH & Co. KG.

Tetra Holding GmbH

The production of goods, care and remedial products and the sale of these products are carried out through Tetra GmbH. Distribution to the sales companies and wholesalers is handled via the Tetra Logistics Center operated by Tetra GmbH.

Tetra International Holding GmbH holds the interests in the foreign companies that carry out the sale of Tetra products in the USA, Great Britain, France, Japan and Southeast Asia.

The sales company in the USA, Tetra Holding (US) Inc., Wilmington, USA, in addition holds the interests in Willinger Bros. Inc., Dover, USA, which is engaged in the production and acquisition of technical equipment for aquaria and garden ponds. Technical products from Willinger Bros. Inc.’s own production are sold exclusively in the American and Japanese markets by Tetra Holding (US) Inc.

The consolidated financial statements at December 31, 2004 have been prepared in accordance with the regulations in the HGB or German Commercial Code (§ 290 et seq. HGB). The cost of sales format has been elected for the statement of income.

Tetra Holding GmbH prepares the exempting consolidated financial statements in accordance with § 291 (1) HGB for Tetra HoldCo GmbH & Co. KG, Tetra International Holding GmbH, Tetra GmbH and the business enterprises affiliated with these companies.

Tetra Holding GmbH

II. General information on the consolidated financial statements

1. Scope of consolidation

All enterprises in which Tetra Holding GmbH has direct or indirect majority holdings are included in the consolidated financial statements.

The following investments are included in the consolidated financial statements:

Name and registered office of subsidiaries included in the consolidated financial statements:	Subscribed capital		Holding in capital	Date of first-time consolidation
	EUR		%
Tetra HoldCo GmbH & Co. KG, Melle	1,000,000		100	January 1, 2002
Tetra Management GmbH, Melle	25,000		100	January 1, 2002
Tetra GmbH, Melle	52,100		100	December 18, 2002
Zoomedica Frickhinger GmbH, Melle	52,000		100	December 18, 2002
Tetra Italia S.r.l., Milan, Italy	50,000		100	December 18, 2002
Biorell GmbH, Melle	500,000		100	December 18, 2002
Tetra International Holding GmbH, Melle	25,000		100	November 11, 2002
Tetra (UK) Limited, London, Great Britain	101	*	100	December 18, 2002
Tetra Holding (US), Inc., Wilmington, USA	10	**	100	December 18, 2002
Tetra (France) SAS, Paris, France	37,000		100	December 18, 2002
Tetra Japan K.K., Tokyo, Japan	310,000,000	***	100	December 20, 2002
Willinger Bros., Inc., Dover, USA	12,500,000	**	100	December 18, 2002
Tetra Aquatic Asia Pacific PTE Ltd., Singapore	200,000	****	100	September 30, 2003

* in British pounds (EUR 155.74)
** in US-dollars (Tetra Holding US: EUR 9.78; Willinger Bros.: EUR 12,230,920.51)
*** in Japanese yen (EUR 2,253,000.79)
**** in Singapore dollars (EUR 102,611.46)

There have been no changes in the scope of the consolidation during 2004.

Tetra Holding GmbH

The first-time consolidation of the companies included in the consolidated financial statements was carried out as a matter of principle as of the date of acquisition of the interests in the subsidiaries. The first-time consolidation of the subsidiaries, Tetra Management GmbH and Tetra HoldCo GmbH & Co. KG, which already belonged to the parent company in 2001, was carried out as of January 1, 2002.

The balance sheet date for all companies included in the consolidated financial statements is December 31, 2004.

2. Consolidation methods

In the capital consolidation, the carrying amounts of the investments are offset against the related share of the equity following revaluation as of the acquisition date. The first-time consolidation of all of the companies included in the consolidated financial statements, which was carried out by the revaluation method in accordance with § 301 (1) Sentence 2 No. 2 HGB, resulted in positive differences, which amount altogether to TEUR 123,945, and are being amortized as goodwill over an estimated useful life of 20 years. As a result of the amortization recorded in the business year, the book value of the goodwill at the balance sheet date amounts to EUR 111,317.

The goodwill taken over from the individual sets of financial statements of the group companies is similarly being amortized over 20 years. As a result of foreign currency influences and amortization in the business year, this resulted as of the balance sheet date in a difference of TEUR 27,939.

A negative difference on the first-time consolidation of Willinger Bros. Inc., Dover, USA, results from a lucky-buy of the shares in the course of the implementation of the Stock and Asset Purchase Agreement dated December 17, 2002 concluded with Pfizer Inc., New York, USA. The negative difference is being amortized systematically over the weighted average residual useful lives of the assets subject to wear and tear acquired of 5.9 years. The related income is reported in other operating income. The book value of the negative difference amounted at December 31, 2004 to TEUR 1,069.

Tetra Holding GmbH

Negative differences from the first-time consolidation of Tetra Italia S.r.l., Milan, Italy, and Biorell GmbH, Melle, similarly result from the lucky buy of the respective shares, and were recognized immediately as income at the time of first-time consolidation in 2002, because these companies do not own any significant assets subject to wear and tear, over whose residual useful lives negative goodwill could be amortized.

The following positive and negative goodwill results from first-time consolidation:

Name and registered office of subsidiaries included in the consolidated financial statements:	Acquisition cost or book value of the investment		Difference	Book value of the difference as of December 31, 2004
	EUR		EUR	EUR

Tetra HoldCo GmbH & Co. KG, Melle	15,793,180.04		0.00	0.00
Tetra Management GmbH, Melle	30,000.00		5,000.00	4,490.97
Tetra GmbH, Melle	160,736,281.43		123,654,667.22	111,055,624.82
Zoomedica Frickhinger GmbH, Melle	384,339.72		234,521.87	210,646.24
Tetra Italia S.r.l., Milan, Italy	50,000.00		– 3,792.00	0.00
Biorell GmbH, Melle	553,150.79		– 149,762.80	0.00
Tetra International Holding GmbH, Melle	25,475,632.16		46,700.00	42,014.74
Tetra (UK) Limited, London, Great Britain	4,403,286.85		0.00	0.00
Tetra Holding (US), Inc., Wilmington, USA	16,340,509.81		0.00	0.00
Tetra (France) SAS, Paris, France	647,500.00		0.00	0.00
Tetra Japan K.K., Tokyo, Japan	2,253,000.78		4,360.09	3,916.22
Willinger Bros., Inc., Dover, USA	11,448,213.00	*	– 1,491,615.21	– 1,069,003.57
Tetra Aquatic Asia Pacific PTE Ltd., Singapore	102,772.88		161.42	0.00

* in US-dollars

Intercompany profits on deliveries between enterprises included in the consolidated financial statements are eliminated.

Receivables and liabilities between consolidated companies are offset in conjunction with the elimination of intercompany balances.

Expenses and income between consolidated companies are offset in conjunction with the consolidation of earnings.

Tetra Holding GmbH

3. Accounting policies

Deviations from the valuation methods applied in the financial statements of the parent company affect the reserves for pensions and the fixed assets, and are explained below in more detail. The reason for these deviations is to ensure the comparability of the consolidated financial statements with consolidated financial statements prepared in accordance with international accounting standards.

Intangible assets and property, plant and equipment are valued as a general rule at acquisition or manufacturing costs, less systematic depreciation.

Depreciation and amortization are measured in accordance with the normal useful lives for the business and are calculated straight-line. Contrary to this approach, the useful lives in the individual sets of financial statements of German consolidated companies are based on the German tax depreciation tables. The deferred tax liabilities on this deviation at the time of first-time consolidation were recognized directly in equity. The change in the deferred taxes was recognized in the past business year as income or expense for the period.

The following useful lives are generally applied when calculating systematic depreciation:

Factory and office buildings	33 years

Technical plant and machinery	5 – 20 years

Other plant	5 – 13 years

Operational and office equipment	3 – 13 years

Small value assets costing up to EUR 1,100 are written off completely in the acquisition year, applying the materiality aspect.

Financial assets are recognized at acquisition costs and ancillary acquisition costs. Rights under employer’s pension liability insurance policies are recognized under the financial assets with their surrender values (TEUR 1,709).

Raw materials, supplies and merchandise are valued at purchase costs or a possible lower carrying amount in accordance with § 253 (3) HGB. Work in process and finished products are valued at manufacturing costs or the lower commodity market or market price. Manufacturing costs include appropriate portions of the material and production overheads.

Accounts receivable and other assets are valued at nominal value less appropriate specific and general allowances.

Tetra Holding GmbH

Contrary to the approach in the individual sets of financial statements of German consolidated companies, reserves for pensions are valued in accordance with the projected unit credit method in line with IAS 19. In this connection, a discounting rate of 5.25%, wage increases of 2.25 % and an inflation rate of 1.5 % provide the basis for Germany. Eighty percent of the probability of death based on the probability of death derived from Prof. Dr. Klaus Heubeck’s 1998 mortality tables provides the calculation basis. This measure anticipates in the reporting year the longer life expectancy which will be shown by the new mortality tables to be published in 2005. The pension provisions of the subsidiary, Tetra US, were calculated on the basis of a discounting rate of 6.0 % and expected wage increases of 3.0%, which take account of expected inflationary influences. The pension provisions of the subsidiary, Tetra Italia S.r.l., were calculated on the basis of a discounting rate of 3.8%, expected wage increases of 1.5 % and an inflation rate of 2.0%.

Deferred taxes in connection with differences that arose in the business year on account of the actuarial present value method in accordance with § 6a German Income Tax Act, which is recognized for tax purposes, following a different valuation of the pension reserve are recognized as an asset through the statement of income.

The accrued taxes and other accrued expenses take into account all foreseeable risks and uncertain obligations.

Liabilities are recognized with their redemption amounts.

Individual sets of financial statements of the companies included in the consolidated financial statements prepared in foreign currencies are translated in accordance with the concept of the functional currency. Since the companies primarily perform their business activities on an independent basis, they have to be classified as “foreign companies”.

Balance sheet captions are translated to euros at the closing rate, and expenses and income at the average rate for the year. The difference on foreign currency translation is recognized directly in equity. Subscribed capital and the reserves are recorded with the historical rate as of the date of first-time consolidation.

Foreign currency transactions are recorded with the exchange rate at the time of the transaction. Resultant liabilities are valued at the balance sheet date with the closing rate, if this is higher than the historical rate. Receivables resulting from foreign currency transactions are valued at the closing rate or the lower historical rate.

Tetra Holding GmbH

Deferred taxes are recognized for all temporary differences between the amounts recognized in the tax balance sheets of group companies and the amounts recognized in the consolidated financial statements, and split in accordance with German Accounting Standard GAS 10 between asset and liability components. Deferred tax assets were set up on loss carryforwards that arose in the previous year at group companies, applying GAS 10.

The individual tax rate of the respective group companies is used to calculate the deferred taxes. The individual tax rates that are expected to apply at the time of release of the deferred taxes are used to calculate deferred taxes in connection with the elimination of intercompany profits.

4. Notes to the balance sheet and statement of income

a) Notes to the balance sheet

Fixed assets

The breakdown of fixed assets and their development during the business year 2004 can be seen from the attached schedule of fixed assets.

Financial assets comprise claims under employers’ pension liability insurance policies with Swiss Life of TEUR 1,709 and bank balances of TEUR 1,914. These assets have been assigned to Tetra Pensionsverein e.V., Melle, on the basis of a trusteeship agreement.

Tetra Holding GmbH

Receivables

The receivables and other assets of TEUR 22.718 were made up as of the balance sheet date as follows:

		thereof with a remaining term of
	Total December 31, 2004	less than 1 year	more than 1 year
	TEUR	TEUR	TEUR

Trade accounts receivable	20.488	20.488	0
Other assets	2.230	2.219	11

	22.718	22.707	11

Deferred tax assets

In addition to loss carryforwards of the group companies, the deferred tax assets primarily comprise the additional amounts for tax purposes rolled forward in a supplementary balance sheet for tax purposes at Tetra GmbH, which will be amortized in subsequent years as an allowable expense for tax purposes.

The following changes to deferred tax assets were recognized in income:

December 31, 2004
TEUR
Loss carryforwards of
-domestic group companies	315
-foreign group companies	0
Temporary differences	– 172
Elimination of intercompany profits	– 660

– 517

Tetra Holding GmbH

The temporary differences relate to differences between the carrying amounts in the tax balance sheets of companies included in the consolidated financial statements and the carrying amounts in the consolidated balance sheet. These differences relate primarily to the different valuation of the tax reserves compared with the actuarial present value method in accordance with § 6a German Income Tax Act recognized for German tax purposes and a write-off of small value assets that varies from that under German tax law.

Prepaid expenses and deferred charges

Prepaid expenses and deferred charges primarily relate in the amount of TEUR 3.831 to a debt discount and in the amount of TEUR 402 to the deferral of rent paid in advance.

Tetra Holding GmbH

Accrued expenses

Accrued expenses developed as follows:

Designation
	Balance at January 1, 2004	Changes in exchange rates	Used	Released	Alloc- ated	Balance at December 31, 2004
	TEUR	TEUR	TEUR	TEUR	TEUR	TEUR

Pensions reserves	5,008	– 140	955	46	1,342	5,209

Accrued taxes
Corporate ioncome tax	1,071	– 15	1,082	0	609	583
Real estate acquisition tax	184	0	0	0	64	248
Trade tax	2	0	2	0	2	2
Other taxes	300	– 11	308	0	372	353

	1,557	– 26	1,392	0	1,047	1,186

Other accrued expenses
Personnel accruals	2,586	– 14	1,500	139	2,087	3,020
Sales bonuses, rebates, etc.	3,025	– 27	3,016	8	1,883	1,857
Legal and professional fees	399	– 14	255	133	667	664
Outstanding invoices	813	0	421	158	398	632
Brand rights	178	– 1	105	0	307	379
Warranty costs	288	3	181	0	68	178
Sundry accrued expenses	563	– 9	257	62	771	1,006

	7,852	– 62	5,735	500	6,181	7,736

	14,417	– 228	8,082	546	8,570	14,131

Deferred tax liabilities amounted as of the balance sheet date to TEUR 6,717 and related to temporary differences in connection with assets.

Tetra Holding GmbH

Liabilities

The liabilities of TEUR 215,693 were made up as follows as of the balance sheet date:

		thereof with a remaining term of
	Total December 31, 2004	less year 1 year	1 – 5 years	more than 5 years	Secured amounts
	TEUR	TEUR	TEUR	TEUR	TEUR

Liabilities to banks	202.852	10.243	21.139	171.470	202.852
Trade accounts payable	8.185	8.185	0	0	0
Liabilities to stockholders	0	0	0	0	0
Other liabiltiies	4.656	4.627	0	29	0

	215.693	23.055	21.139	171.499	202.852

The loan of TEUR 81,069 from the stockholders, Triton Managers Limited, St. Helier, Jersey, British Channel Islands, and BGLD Managers Limited, St. Helier, Jersey, British Channel Islands, acting as personally liable partners for various limited partnerships under the law of Jersey, British Channel Islands reported in the previous year under liabilities to stockholders was repaid prematurely during the reporting period in conjunction with the refinancing (replacement of the stockholder loan by bank loans) on September 10, 2004 with TEUR 86,699 including accumulated interest.

Tetra Holding GmbH

b) Notes to the statement of income

Revenues

The breakdown of the revenues of TEUR 186,443 by product groups is as follows:

2004
TEUR

Total revenues	186.443

thereof from

Aquarium
Fish food	71.069
Technical equipment	51.991
TCR (test, care, remedies)	24.272

Pond
Fish food	16.140
Technical equipment	6.838
TCR (test, care, remedies)	5.721

Reptile
Reptile food	8.860
TCR (test, care, remedies)	414
Reptile equipment	22

Other	1.116

Tetra Holding GmbH

The breakdown of revenues by sales markets is as follows:

2004
TEUR

Total revenues	186.443

thereof in
USA	72.401
Japan	31.774
Germany	25.940
France	14.496
Great Britain	13.093
Italy	4.041
Other export countries*	24.698

* Exports to countries in which Tetra has no operations of its own

Cost of materials amounted to TEUR 56,822 of which TEUR 49,817 was for raw materials, supplies and purchased merchandise and TEUR 7,005 was for purchased services. Personnel expenses amounted to TEUR 45,056, of which TEUR 7,357 was for social security and support and TEUR 2,001 was pension expense. Research and development costs amounted to TEUR 3,674.

Other operating income included income of TEUR 500 relating to other periods from the release of other accrued expenses, of TEUR 113 from the release of specific and general provisions on trade accounts receivable, of TEUR 46 from the release of pension reserves and of TEUR 19 from disposals of fixed assets. Taxes on income include income of TEUR 0 relating to other periods from the release of accrued taxes.

Tetra Holding GmbH

Other operating income includes proceeds of TEUR 275 from the release of the negative difference on capital consolidation.

Other operating expenses include amortization of TEUR 7,851 on goodwill.

Taxes on income include deferred tax expenses of TEUR 1,101.

5. Other disclosures

Contingent liabilities

A Senior Facilities Agreement for EUR 188.9 million and a Mezzanine Facility Agreement for EUR 45 million were concluded as of September 8, 2004 with the Royal Bank of Scotland, Frankfurt Branch (“Royal Bank of Scotland”). Tetra HoldCo GmbH & Co. KG, Melle, Tetra Japan K.K., Tokyo, Japan, Tetra (France) SAS, Paris, France, and Tetra Holding (US) Inc., Wilmington, USA, had taken up loans with a total volume of EUR 99.4 million, USD 96.8 million and YEN 4.657 million as of the balance sheet date from the loan agreements at the Royal Bank of Scotland. A Working Capital Facility of EUR 12.5 million and a Capex Facility of EUR 8 million were granted within the framework of the Senior Facilities Agreement. The Working Capital Facility was taken up by Tetra GmbH, Melle, and Tetra Japan K.K., Tokyo, Japan, in the amount of EUR 1.5 million and YEN 100 million.

All interests in subsidiaries, all existing and future receivables, the credit balances on all bank accounts, and all patents, licenses and trademark rights have been pledged to Royal Bank of Scotland plc, Frankfurt Branch as collateral for the loans. Furthermore, machines and technical plant, office and factory equipment and inventories have been assigned as collateral, and a mortgage of EUR 14 million on the company property of Tetra GmbH in Melle at Heerrenteich 78 has been entered in the land register in favor of the Royal Bank of Scotland plc, Frankfurt Branch.

Tetra Holding GmbH

Employees

The average number of employees at group companies during the period of membership of the Group (since the date of first-time consolidation) was as follows:

2004
Number

Total	775
thereof
Wage-earners	286
Salaried staff	462
Trainees	8
Executives	19
thereof by activity fields (excluding trainees)
Production	308
Sales	240
Research and development	23
Administration	196

Tetra Holding GmbH

Other financial commitments

The other financial commitments of TEUR 4,480 break down as follows:

	Total	due in up to 1 year	Subsequent years
	TEUR	TEUR	TEUR

Rental and leasing commitments	3.980	1.921	2.059
Maintenance contracts	500	265	235

	4.480	2.186	2.294

Capital commitments from orders already placed as of the balance sheet date amounted to TEUR 534.

Financial derivatives

Derivatives are used for hedging purposes in order to avert foreign currency risks resulting from activities abroad. In addition, interest risks resulting from financing activities are hedged. In line with the group guidelines, the Tetra Group does not hold or issue any financial derivatives for trading purposes.

Tetra Holding GmbH

The fair values of the derivatives as of December 31, 2004 are as follows:

		TEUR

Interest Rate Swaps (Euribor-Basis)	Cash-Flow Hedge	– 534

Interest Rate Swaps (US-Libor-Basis)	Cash-Flow Hedge	165

Forward Foreign Exchange Contracts		1,466

The mark-to-market valuation is used as the valuation method.

The interest hedging transactions for the loans denominated in EUR and the existing loans in EUR comprise, as a valuation unit, a synthetic fixed interest credit. A contingent loss accrual of TEUR 3 has been set up for the ineffective portion of this hedge relationship.

Management board

The following gentlemen were or are general managers of Tetra Holding GmbH, Melle:

Newton Aguiar, London, Great Britain, Businessman

(until February 2, 2004)

Lars Erik Frankfelt, London, Great Britain, Businessman

(until February 2, 2004)

Dr. Hartmut Kiock, Paris, France, Businessman, employee of Tetra HoldCo

(since February 2, 2004)

Werner Hampf, Munich, Businessman, employee of Tetra HoldCo

(since February 2, 2004)

Tetra Holding GmbH

6. Qualitative discussion of differences between German GAAP and U.S. GAAP

Goodwill arising from consolidation

Under German GAAP the equity of subsidiaries is consolidated using the purchase method of accounting. The excess of the cost of acquisition over the fair value of net assets of the subsidiary acquired is recognized as goodwill and is amortized over its estimated useful life of 20 years.

Under FASB Statement of Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”) goodwill is recognized as an asset but not subject to regular amortization.

Under German GAAP, negative goodwill arising on an acquisition represents the excess of the fair value of the net identifiable assets acquired over the cost of acquisition. The negative goodwill is recognized in the income statement over the weighted average useful life of those assets that are depreciable or amortizable, if any or immediately in income if there are no such assets.

Under SFAS 142, the excess of the fair value of the net identifiable assets acquired over the cost of acquisition is allocated as a pro rata reduction of the amounts that otherwise would have been assigned to certain long-lived assets and reduces the carrying amount of such assets; any remaining excess is immediately recognized as an extraordinary gain.

Derivative financial instruments and hedging activities

Under German GAAP, unrealized losses related to derivative financial instruments are accrued as a liability through income while unrealized gains are not recognized as assets. Interest rate swaps and similar hedging instruments are accounted on a combined basis with floating rate bank debts. Therefore, any unrealized losses on interest rate swaps are not recognized.

SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” requires that all derivative instruments are generally recorded as assets or liabilities at their fair value with changes in fair value being recognized in income. However, if the conditions for cash flow hedge accounting are met, the effective portion of changes in the fair values of the derivative are recognized in other comprehensive income in equity.

Tetra Holding GmbH

Retirement and voluntary early termination benefits

Pensions and similar obligations are measured using the projected unit credit method taking into account interest rates at the measurement date and future increases in compensation and pension payments. The valuation of these obligations in the consolidated financial statements under German GAAP is based on the guidance in International Accounting Standards (“IAS”) 19.

The measurement under German GAAP differs from SFAS No. 87, “Employers’ Accounting for Pensions”, as an additional minimum liability is not recognized.

Additionally, under German GAAP certain obligations for voluntary early termination benefits (Altersteilzeit) are measured based on the number of employees expected to volunteer for early retirement. Benefits related to such plans are immediately accrued. Under U.S. GAAP, the obligation for such voluntary early termination benefits is first recognized when the employee accepts the offer. The benefits are recognized over the remaining service period.

Foreign currency transaction gains and losses

Under German GAAP, foreign currency denominated receivables (payables) are measured at the lower (higher) of the exchange rate in effect at the balance sheet date or at the original transaction date, respectively. Unrealized losses are recognized in income while unrealized gains are not recorded; realized gains are recognized upon settlement of the underlying receivable or payable.

Under SFAS No. 52, “Foreign Currency Translation”, receivables and payables denominated in a foreign currency are measured using the exchange rate in effect at the balance sheet date and both unrealized gains and losses are recognized in income.

Tetra Holding GmbH

Debt issuance costs

A discount on debt issued is reported as a prepaid asset and debt issuance costs other than discounts or premiums on the debt instrument are expensed when incurred under German GAAP.

Under Acocunting Principles Board Opinion (APB) No. 21 “Interest on Receivables and Payables”, discounts are a direct reduction of the debt instrument and debt issuance costs are deferred and amortized over the term of the debt.

Allowance for doubtful accounts

German GAAP allows maintaining certain general allowances for uncollectible accounts receivable if the risk of loss possible, is not probable. In accordance with SFAS No. 5, “Accounting for Contingencies”, allowances are only recognized for probable losses.

Valuation of inventory

Under German GAAP, capitalization in inventory of certain costs such as voluntary paid social costs is not required even though they relate to production activities. In accordance with “Chapter 4: Inventory Pricing” of Accounting Research Bulletin (“ARB”) 43, “Restatement and Revision of Accounting Research Bulletins”, such costs are capitalized as a component of inventory.

Under German GAAP, a write down of purchase inventories such as raw materials, is required when replacement cost is lower than the carrying amount even though a loss may not have been incurred. Under U.S. GAAP, an inventory write down is not recorded unless a loss has been incurred.

Tetra Holding GmbH

Valuation of tangible assets

Under German GAAP, capitalization of interest costs incurred during the construction of assets for internal use is permitted but not required.

Under SFAS No. 34, “Capitalization of Interest Cost”, interest costs incurred during the construction of qualifying assets must be capitalized if the period of time necessary to construct such assets is significant and the effect of capitalizing interest, compared with the effect of expensing interest, is material.

Presentation of interest paid in the statement of cash flows

Under German GAAP, interest paid may be presented within cash flows from financing activities if this is justified in the circumstances (leveraged financed company). Under SFAS No. 95, “Statement of Cash Flows”, interest paid is part of cash flows from operating activities.

Presentation of balance sheet

German GAAP requires an unclassified balance sheet that does not present assets and liability distinguishing between current and noncurrent items on the face of the statement. Under U.S. GAAP, a classified balance sheet that presents current and noncurrent items separately is generally required.

Tetra Holding GmbH

Development of the Fixed Assets (Gross Presentation)

	Acquisition and manufacturing costs						Accumulated depreciation, amortization and write-downs						Book values
	January 1, 2004	Changes in exchange rates	Additions	Disposals	Reclassi- fications	December 31, 2004	January 1, 2004	Changes in exchange rates	Additions	Disposals	Reclassi- fications	December 31, 2004	December 31, 2004
	TEUR	TEUR	TEUR	TEUR	TEUR	TEUR	TEUR	TEUR	TEUR	TEUR	TEUR	TEUR	TEUR

Fixed assets

I. Intangible assets
1. Franchises, industrial property rights and similar rights and assets, and licenses for such rights and assets	31,887	– 773	1,234	0	73	32,421	23,489	– 250	244	0	3	23,486	8,935
2. Positive goodwill	156,725	– 1,449	0	0	0	155,276	8,344	– 174	7,851	0	0	16,021	139,255
3. Negative goodwill	– 1,703	0	0	0	0	– 1,703	– 359	0	– 275	0	0	– 634	– 1,069

	186,909	– 2,222	1,234	0	73	185,994	31,474	– 424	7,820	0	3	38,873	147,121

II. Property, plant and equipment
1. Land, rights similar to land, and buildings, including buildings on land not owned	14,917	– 373	210	31	15	14,738	3,886	– 19	539	30	0	4,376	10,362
2. Technical plant and machinery	31,349	– 324	725	860	656	31,546	19,058	– 126	2,263	674	0	20,521	11,025
3. Other plant, operational and office equipment	11,043	– 77	888	731	– 24	11,099	8,197	– 50	1,040	792	– 3	8,392	2,707
4. Advance payments and construction in progress	658	– 14	709	0	– 720	633	0	0	0	0	0	0	633

	57,967	– 788	2,532	1,622	– 73	58,016	31,141	– 195	3,842	1,496	– 3	33,289	24,727

III. Financial assets
Other loans	3,438	0	186	0	0	3,624	0	0	0	0	0	0	3,624

	248,314	– 3,010	3,952	1,622	0	247,634	62,615	– 619	11,662	1,496	0	72,162	175,472